Exhibit 10.9

SERVICE RENDER AGREEMENT

This Agreement is made effective as of 20 August 2021, by and between ProAlgories Limited (“Advisor”), Unit 8C, 8/F Hung To Centre, 94-96 How Ming Street, Kwun Tong and Neural Sense Limited (“Client”), Unit 8C, 8/F Hung To Centre, 94-96 How Ming Street, Kwun Tong.

In this Agreement, the party who is contracting to receive services shall be referred to as “Client”, and the party who will be providing the services shall be referred to as Advisor”.

Advisor has a background in IT system advisory and is willing to provide services to Client based on this background. Client remains responsible for all of their decisions.

Client desires to have services provided by Advisor.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES Advisor will provide the system buildup and IT solution services.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Advisor shall be determined by Advisor. Client will rely on Advisor to work as many hours as may be reasonably necessary to fulfill Advisor’s obligations under this Agreement.

3. PAYMENT. Client will pay to Advisor for the Services with reference to quotation/invoice issued by Client.

4. EXPENSE REIMBURSEMENT. Advisor shall be entitled to reimbursement from Client for the following “out-of-pocket” expenses: travel expenses and travel related meals.

5. SUPPORT SERVICES. Client will provide all the documents and information necessary to support services for the benefit of Advisor.

6. TERM/TERMINATION. This Agreement shall terminate automatically upon completion by Advisor of the Services required by this Agreement or 1 year from the effective date of this agreement.

7. DISCLOSURE. Advisor is required to disclose any outside activities or interests that conflict or may conflict with the best interests of Client. Prompt disclosure is required under this paragraph if the activity or interest is related, directly or indirectly, to other consulting relationships that may conflict with this Agreement.

Advisor is not an Attorney, nor licensed to practice law. Discussions can skirt legal issues and should be interpreted as opinions, or things to consider. If legal advice is desired, consult an Attorney.

Client maintains control of all decisions and should reject advice that they do not agree with. Advisor cannot control future events, therefore cannot be responsible for long term outcomes of business or financing strategies.

8. CONFIDENTIALITY. Client recognizes that Advisor has and will have the following information:

- business affairs; financial information; personal information; future plans; and other proprietary information (collectively, “Information”) which are valuable, special and unique assets of Client and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Advisor agrees that Advisor will not at any time or in any manner, either directly or indirectly, use any Information for Advisor’s own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior consent of Client. Advisor will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

9. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

10. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

11. AMENDMENT. This Agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

12. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

13. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

14. APPLICABLE LAW. This Agreement shall be governed by the laws of Hong Kong.

Signed on behalf of:

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